Exhibit 99.1

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Scott Solomon

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Sharon Merrill Associates

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cyno@investorrelations.com

Cynosure Announces Planned Retirement of Timothy W. Baker as President, Chief Financial Officer and Chief Operating Officer

Westford, Mass., May 25, 2016 – Cynosure, Inc. (NASDAQ: CYNO) today announced that Timothy W. Baker has notified the Company that he plans to retire to pursue philanthropic interests. Mr. Baker has served as Cynosure’s President since 2014, as Chief Operating Officer since 2013, and as Chief Financial Officer since 2004. The Company has initiated a search for a CFO, and Mr. Baker plans to remain with Cynosure through the succession to help achieve a smooth transition. Michael R. Davin, the Company’s Chairman and Chief Executive Officer, has been appointed President effective today.

“Tim has been an outstanding business partner to me, and has been key to Cynosure’s growth and success during the past 12 years,” said Mr. Davin. “Tim has helped guide the Company to a strong financial and operational position, and it has been my sincere pleasure to have had the opportunity to work with him. The Board and I thank Tim for his immeasurable contributions, and we wish him all the best as he embarks on this new, fulfilling and rewarding path.”

Mr. Baker said, “I have been privileged to work with an outstanding team during my tenure at Cynosure. I thank the Board and the leadership group for their support. It’s gratifying to look back and see how far the Company has come, and Cynosure’s bright future is even more exciting. I look forward to continuing to work with the Board and the rest of the Cynosure team in the upcoming months to ensure a seamless transition.”

About Cynosure, Inc.

Cynosure develops, manufactures, and markets aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, reduce fat through non-invasive and minimally invasive laser lipolysis, reduce cellulite, clear nails infected by toe fungus, ablate sweat glands and improve gynecological health. Cynosure also markets radiofrequency energy-sourced medical devices for precision surgical applications such as facial plastic and general surgery, gynecology, ear, nose, and throat procedures, ophthalmology, oral and maxillofacial surgery, podiatry and proctology. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd:YAG, picosecond, pulse dye, Q-switched lasers, intense pulsed light and radiofrequency technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, France, Morocco, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the federal securities laws, about our business prospects and management transition. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part II (Risk Factors) of our Quarterly Report on Form 10-Q for the three months ended March 31, 2016. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this press release.

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